Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

IntraLase Corp.

We consent to the incorporation by reference in this Registration Statement of IntraLase Corp. on Form S-8 of our reports dated March 29, 2004 (except Note 12 which is as of July 12, 2004) with respect to the financial statements and financial statement schedule of IntraLase Corp., appearing in its Registration Statement on Form S-1, as amended (Registration No. 333-116016).

/S/ DELOITTE & TOUCHE LLP

Costa Mesa, California

October 19, 2004